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March 3, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4(a) of Trailer Bridge, Inc.'s Form 8-K/A dated March 3, 2004, and we agree with the statements made therein. We have no basis on which to agree or disagree with the statements made in Item 4(b) of such Form 8-K/A.


Yours truly,



/s/ Deloitte & Touche LLP